SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  June 23, 1998


                               Stratus Properties Inc.
               (Exact name of registrant as specified in its charter)

             Delaware               0-19989             72-1211572
          (State or other         (Commission         (IRS Employer
          jurisdiction of         File Number)        Identification
          incorporation or                                Number)
          organization)


                          98 San Jacinto Blvd., Suite 220
                                 Austin, Texas 78701
                      (address of principal executive offices)

         Registrant's telephone number, including area code: (512) 478- 5788


                                 FM Properties Inc.
                           98 San Jacinto Blvd., Suite 220
                                 Austin, Texas 78701
            (Former name or former address, if changes since last report)




          Item 5.   Other Events.

          The following news release was issued by Stratus Properties Inc. on June 23, 1998:

               AUSTIN, TEXAS, June 23, 1998 -- Stratus Properties Inc. (NASDAQ:STRS) announced today that it would appeal a recent decision of the Travis County District Court, which ruled that legislation authorizing the creation of water quality protection zones (WQPZs) is unconstitutional. The City of Austin filed the action earlier this year against 14 WQPZs and their owners, including the Barton Creek WQPZ owned by STRS. The WQPZ legislation provides for development of defined areas outside of municipalities if the development conforms to state-approved water quality standards. The WQPZ legislation prohibits adjoining municipalities, such as the City of Austin, from enforcing inconsistent land use or development ordinances and from annexing any portion of a WQPZ prior to certain events.

               STRS is also pursuing separate legal action against the City of Austin in Hays County District Court seeking to confirm the validity of the Circle C WQPZ established by STRS and invalidate the City's attempt to annex land within the Circle C WQPZ, located southwest of the City. STRS believes that the constitutionality of the WQPZ legislation will ultimately be resolved by the Texas Supreme Court.

               STRS will continue its development activities under applicable laws pending resolution of this dispute.

               Stratus Properties Inc. is engaged in the development and marketing of real estate in the Austin, Dallas, Houston and San Antonio, Texas areas.



                                      SIGNATURE
                                 ------------------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Stratus Properties Inc.


                                        By:   /s/ C. Donald Whitmire
                                             ------------------------------
                                                  C. Donald Whitmire
                                             Vice President & Controller-
                                                 Financial Reporting
                                              (authorized signatory and
                                             Principal Accounting Officer)


          Date:  June 25, 1998